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                                                                    EXHIBIT 23.3



                                SEWARD AND MONDE


                          CERTIFIED PUBLIC ACCOUNTANTS



                                296 STATE STREET


                      NORTH HAVEN, CONNECTICUT 06473-2165


                                 (203) 248-9341


                               FAX (203) 248-5813



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to incorporation by reference in the registration statement on Form S-3 of North Fork Bancorporation, Inc. of our report dated January 20, 1997 on our audits of the statements of condition of Branford Savings Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for each of three years in the period ended December 31, 1996, which report is included in The Joint Proxy Statement/Prospectus of North Fork Bancorporation, Inc. and Branford Savings Bank dated November 7, 1997.



Seward and Monde


North Haven, Connecticut


November 18, 1997